Exhibit 99.1

PRESS RELEASE	Contact: Debra Cope
April 17, 2023, 8:00 AM ET	Director of Corporate Communications
(703) 481-4599

MainStreet Bancshares, Inc., Reports Record Earnings for 1st Quarter 2023

Steady Loan and Deposit Growth Fuel 8% Rise in Quarter-to-Quarter Net Income

FAIRFAX, Va., April 17, 2023 /PRNewswire/ -- MainStreet Bancshares, Inc. (Nasdaq: MNSB & MNSBP), the holding company for MainStreet Bank, reported record net income of $8.2 million for the quarter-ended March 31, 2023. This represents a 50% increase from the net income reported in the 1st quarter of 2022. First-quarter results represent:

●	1.75% ROAA
●	4.69% NIM
●	$1.01 EPS
●	$22.22 TBV
●	$16.4% ROAE

(ROAA – Return on Average Assets; NIM – Net Interest Margin; EPS – Earnings Per Share common basic and diluted; TBV – Tangible Book Value per common share; ROAE – Return on Average Total Equity.)

“In light of the recent banking tensions, we’d be remiss if we didn’t address the important issues on the table,” said Jeff W. Dick, Chairman and CEO of MainStreet Bancshares, Inc. and MainStreet Bank. “We’ve taken the opportunity to re-evaluate our risk management processes along with our current balance sheet strategy.  The result of that review is that we remain comfortable and confident with our risk profile - given the current and anticipated economic environment. Our deposit base is stable and growing. Currently nearly 70% of our outstanding deposits are insured by the FDIC and we offer all depositors access to additional FDIC insurance coverage through IntraFi. Our systems for managing liquidity risk, interest rate risk, and credit risk, along with all the other risks we manage daily, continue to give us an accurate assessment of the Bank and allow us to manage to our approved risk tolerance. Our primary objective is to ensure the ongoing safety and soundness of the Bank and the protection of depositor’s money. We have demonstrated the ability to do just that while pursuing good opportunities and rewarding investors with high quality performance.”

The Company has a solid risk management foundation. The leadership team built the Bank with good risk management systems and procedures in place from the start. Mr. Dick’s strong background in risk management started with his first career as a prudential banking supervisor in the U.S. and then in the U.K. While in the U.K., Mr. Dick was an adviser to the Bank of England on modernizing their approach to risk-based banking supervision.

Net interest income reached $21.1 million in the quarter ended March 31, 2023, up 38.8% from the year-earlier first quarter’s $15.2 million. MainStreet Bank benefited from having an asset-sensitive balance sheet during a 12-month period in which the Federal Reserve undertook nine interest rate increases, beginning in March 2022. This propelled the average net interest margin (NIM) higher by 76 basis points to 4.69% for the quarter ended March 31, 2023, versus 3.93% a year earlier.

“Implementing the Current Expected Credit Losses (CECL) accounting standard in the first quarter of 2023 resulted in a 15.6% increase in credit reserves. In all, we increased our credit reserves to $16.6 million, a 17.6% increase that also reflects loan growth,” said Thomas J. Chmelik, Chief Financial Officer of MainStreet Bancshares Inc. and MainStreet Bank. He noted that the level of Accumulated Other Comprehensive Income (AOCI) for the Company remains low, at -3.7% of total capital.

The loan portfolio grew 14.4% to $1.62 billion as of March 31, 2023, up from $1.41 billion in the year-earlier first quarter. Loan quality remained pristine, with zero nonperforming assets. Total deposits climbed 13.8% to $1.63 billion, up from $1.43 billion a year earlier. Non-interest-bearing deposits represent 29.9% of the total, and 63.9% of total deposits are core deposits. There was significant growth in time deposits, which rose to $730.1 million, up 58.4% from a year earlier. The bank’s total assets grew 16.6% to reach $2.06 billion as of March 31, 2023, versus $1.76 billion a year earlier.

“While all banks are experiencing some runoff in non-interest-bearing deposits, we were able to attract approximately $30 million in fresh deposits during a period of market upheaval in March, and loan demand and core deposit growth continue to be solid in our DC Metro market,” said Abdul Hersiburane, President of MainStreet Bank. “Pressure on deposit pricing is to be expected in a rising-rate environment, and we are responding with products that carry yields and terms calibrated to our assessment of the interest rate outlook, such as a 15-month CD.”

The Company's efficiency ratio stood at 53% for the quarter ended March 31, 2023, from 55% a year earlier. This improvement occurred even as the Company was making significant investments in Avenu™, with the hiring process accelerating as the division moves toward being fully operational in 2023.

Avenu™ Makes Major Strides, Onboards First Client

Avenu™ is tracking to an April 30 launch as our designers and engineers complete final sprints to harden our multitenancy and cyber architecture and to accelerate implementation of a debit card for funding. Avenu™ connects our fintech partners and their apps directly and seamlessly to MainStreet Bank’s banking core. Avenu™ is expected to accelerate MainStreet Bank’s deposit growth to support expanded lending.

“With three companies now signed up to proceed, we are inches away from going live with Avenu™, which will be a gateway to fast, simple secure payments for our end-users,” said Todd Youngren, president of Avenu™. “When you are developing a platform from the ground up, you have to address challenges as they arise, and that’s exactly what we’ve been doing as our team works full tilt toward our launch.”

Chairman and CEO Jeff W. Dick elaborated: “We are committed to a seamless launch for Avenu™, and in the current environment we feel strongly that time is on our side. We are unwilling to cut corners because reliability and compliance are critical features of Avenu™. We are very proud of creating an innovative system that allows partners to connect to the core system of a reliable bank with sharp instincts about risks and compliance.”

ABOUT AVENU™

Avenu™ — Banking Delivered

Avenu™ is the only embedded banking solution that connects our partners and their apps directly and seamlessly to a banking core — MainStreet Bank’s banking core. We are not a sponsor bank without our own technology, and we are not a middleware software company (aggregator) without our own bank. We are Avenu™, a leading financial technology company backed by an established community business bank in the heart of Washington, D.C.

Avenu™ — Serving a Community of Innovation

Our clients are fintechs, application developers, money movers, and entrepreneurs. They all have one thing in common: They are innovating how money moves to solve real-world issues and help communities thrive. We are focused on servicing our community and long-term business relationships.

ABOUT MAINSTREET BANK: MainStreet operates six branches in Herndon, Fairfax, McLean, Leesburg, Clarendon, and Washington, D.C. MainStreet Bank has 55,000 free ATMs and a fully integrated online and mobile banking solution. The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has "put our bank" in thousands of businesses in the metropolitan area.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate. MainStreet also works with the SBA to offer 7A and 504 lending solutions. From sophisticated cash management to enhanced mobile banking and instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve our customer's experience.

MainStreet Bank was the first community bank in the Washington, D.C., metropolitan area to offer a full online business banking solution. MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance. Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, future impacts of the novel coronavirus (COVID-19) outbreak, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel. We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance.

UNAUDITED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
ASSETS
Cash and cash equivalents
Cash and due from banks	$225,334	$48,931	$50,636	$55,636	$63,986
Federal funds sold	—	81,669	54,098	47,013	37,756
Total cash and cash equivalents	225,334	130,600	104,734	102,649	101,742
Investment securities available for sale, at fair value	63,209	62,631	162,319	143,240	123,802
Investment securities held to maturity, at amortized cost	17,616	17,642	17,670	17,698	18,769
Restricted equity securities, at amortized cost	22,436	24,325	16,436	16,485	17,209
Loans, net of allowance for credit losses of $15,435, $14,114, $12,994, $12,982, and $12,500, respectively	1,617,275	1,579,950	1,448,071	1,416,875	1,413,238
Premises and equipment, net	14,521	14,709	14,523	14,756	14,833
Accrued interest and other receivables	9,744	9,581	8,273	7,313	6,980
Computer software, net of amortization	10,559	9,149	7,258	4,956	3,906
Bank owned life insurance	37,503	37,249	36,996	36,742	36,492
Other assets	36,811	39,915	43,835	32,665	24,777
Total Assets	$2,055,008	$1,925,751	$1,860,115	$1,793,379	$1,761,748
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest bearing deposits	$487,875	$550,690	$566,016	$535,591	$514,160
Interest bearing demand deposits	100,522	80,099	93,695	99,223	76,286
Savings and NOW deposits	53,499	51,419	54,240	58,156	81,817
Money market deposits	260,316	222,540	254,190	231,207	301,842
Time deposits	730,076	608,141	585,783	575,950	460,839
Total deposits	1,632,288	1,512,889	1,553,924	1,500,127	1,434,944
Federal funds borrowed	60,696	—	—	—	—
Federal Home Loan Bank advances	45,000	100,000	—	—	40,000
Subordinated debt	72,344	72,245	72,146	72,047	71,955
Other liabilities	39,692	42,335	44,045	32,801	26,053
Total Liabilities	1,850,020	1,727,469	1,670,115	1,604,975	1,572,952
Stockholders’ Equity:
Preferred stock	27,263	27,263	27,263	27,263	27,263
Common stock	29,185	28,736	28,728	29,178	29,642
Capital surplus	64,213	63,999	63,231	64,822	66,798
Retained earnings	91,991	86,830	80,534	73,702	68,691
Accumulated other comprehensive loss	(7,664)	(8,546)	(9,756)	(6,561)	(3,598)
Total Stockholders’ Equity	204,988	198,282	190,000	188,404	188,796
Total Liabilities and Stockholders’ Equity	$2,055,008	$1,925,751	$1,860,115	$1,793,379	$1,761,748

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(In thousands, except share and per share data)

	Year-to-Date		Three Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
INTEREST INCOME:
Interest and fees on loans	$26,731	$16,685	$26,731	$23,972	$20,261	$17,954	$16,685
Interest on investment securities
Taxable securities	518	357	518	467	378	401	357
Tax-exempt securities	264	272	264	262	261	263	272
Interest on federal funds sold	1,132	34	1,132	1,071	1,013	195	34
Total interest income	28,645	17,348	28,645	25,772	21,913	18,813	17,348
INTEREST EXPENSE:
Interest on interest bearing demand deposits	343	65	343	256	175	105	65
Interest on savings and NOW deposits	108	37	108	81	43	42	37
Interest on money market deposits	1,203	119	1,203	781	496	151	119
Interest on time deposits	4,144	1,431	4,144	2,966	2,275	1,530	1,431
Interest on federal funds borrowed	38	—	38	—	—	—	—
Interest on Federal Home Loan Bank advances	906	31	906	264	—	52	31
Interest on subordinated debt	812	468	812	828	828	812	468
Total interest expense	7,554	2,151	7,554	5,176	3,817	2,692	2,151
Net interest income	21,091	15,197	21,091	20,596	18,096	16,121	15,197
Provision for credit losses	283	800	283	1,118	—	480	800
Net interest income after provision for credit losses	20,808	14,397	20,808	19,478	18,096	15,641	14,397
NON-INTEREST INCOME:
Deposit account service charges	590	611	590	610	601	597	611
Bank owned life insurance income	255	251	255	253	254	250	251
Loan swap fee income	—	—	—	—	518	101	—
Net gain on held-to-maturity securities	—	—	—	—	—	4	—
Net gain (loss) on sale of loans	—	43	—	—	(211)	—	43
Other non-interest income	158	257	158	196	186	312	257
Total other income	1,003	1,162	1,003	1,059	1,348	1,264	1,162
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,621	5,548	7,621	6,775	5,874	5,604	5,548
Furniture and equipment expenses	498	657	498	710	760	659	657
Advertising and marketing	797	406	797	620	704	574	406
Occupancy expenses	486	341	486	378	400	352	341
Outside services	490	368	490	529	611	567	368
Administrative expenses	215	210	215	214	253	195	210
Other operating expenses	1,596	1,433	1,596	1,481	1,291	1,543	1,433
Total non-interest expenses	11,703	8,963	11,703	10,707	9,893	9,494	8,963
Income before income tax expense	10,108	6,596	10,108	9,830	9,551	7,411	6,596
Income tax expense	1,957	1,173	1,957	2,252	1,808	1,481	1,173
Net income	8,151	5,423	8,151	7,578	7,743	5,930	5,423
Preferred stock dividends	539	539	539	539	539	539	539
Net income available to common shareholders	$7,612	$4,884	$7,612	$7,039	$7,204	$5,391	$4,884
Net income per common share, basic and diluted	$1.01	$0.64	$1.01	$0.95	$0.97	$0.71	$0.64
Weighted average number of common shares, basic and diluted	7,517,213	7,647,519	7,517,213	7,433,607	7,463,719	7,575,484	7,647,519

UNAUDITED LOAN, DEPOSIT AND BORROWING DETAIL

(In thousands)

	March 31, 2023		December 31, 2022		March 31, 2022		Percentage Change
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	Last 3 Mos	Last 12 Mos
LOANS:
Construction and land development loans	$415,078	25.3%	$393,783	24.6%	$344,605	24.0%	5.4%	20.5%
Residential real estate loans	391,648	23.9%	394,394	24.7%	367,138	25.7%	-0.7%	6.7%
Commercial real estate loans	737,019	45.0%	700,728	43.8%	588,005	41.1%	5.2%	25.3%
Commercial and industrial loans	86,937	5.3%	97,351	6.1%	111,183	7.8%	-10.7%	-21.8%
Consumer loans	7,534	0.5%	13,336	0.8%	19,711	1.4%	-43.5%	-61.8%
Total Gross Loans	$1,638,216	100.0%	$1,599,592	100.0%	$1,430,642	100.0%	2.4%	14.5%
Less: Allowance for credit losses	(15,435)		(14,114)		(12,500)
Net deferred loan fees	(5,506)		(5,528)		(4,904)
Net Loans	$1,617,275		$1,579,950		$1,413,238
DEPOSITS:
Non-interest bearing deposits	$487,875	29.9%	$550,690	36.4%	$514,160	35.9%	-11.4%	-5.1%
Interest-bearing demand deposits:
Demand deposits	100,522	6.2%	80,099	5.3%	76,286	5.3%	25.5%	31.8%
Savings and NOW deposits	53,499	3.3%	51,419	3.4%	81,817	5.7%	4.0%	-34.6%
Money market accounts	260,316	15.9%	222,540	14.7%	301,842	21.0%	17.0%	-13.8%
Certificates of deposit $250,000 or more	458,683	28.1%	370,005	24.5%	292,978	20.4%	24.0%	56.6%
Certificates of deposit less than $250,000	271,393	16.6%	238,136	15.7%	167,861	11.7%	14.0%	61.7%
Total Deposits	$1,632,288	100.0%	$1,512,889	100.0%	$1,434,944	100.0%	7.9%	13.8%
BORROWINGS:
Federal funds borrowed	60,696	34.1%	—	—	—	—	—	—
Federal Home Loan Bank advances	45,000	25.3%	100,000	58.1%	40,000	35.7%	-55.0%	12.5%
Subordinated debt	72,344	40.6%	72,245	41.9%	71,955	64.3%	0.1%	0.5%
Total Borrowings	$178,040	100.0%	$172,245	100.0%	$111,955	100.0%	3.4%	59.0%
Total Deposits and Borrowings	$1,810,328		$1,685,134		$1,546,899		7.4%	17.0%

Core customer funding sources (1)	$1,156,279	63.9%	$1,157,573	68.7%	$1,135,503	73.4%	-0.1%	1.8%
Brokered and listing service sources (2)	476,009	26.3%	355,316	21.1%	299,441	19.4%	34.0%	59.0%
Federal funds borrowed	60,696	3.3%	—	—	—	—	—	—
Federal Home Loan Bank advances	45,000	2.5%	100,000	5.9%	40,000	2.6%	-55.0%	12.5%
Subordinated debt (3)	72,344	4.0%	72,245	4.3%	71,955	4.6%	0.1%	0.5%
Total Funding Sources	$1,810,328	100.0%	$1,685,134	100.0%	$1,546,899	100.0%	7.4%	17.0%

(1)	Includes ICS, CDARS, and reciprocal deposits maintained by customers, which represent sweep accounts tied to customer operating accounts
(2)

Consists of certificates of deposit (CD) through multiple listing services and multiple brokered deposit services, as well as ICS and CDARS one-way certificates of deposit and regional money market accounts

(3)	Subordinated debt obligation qualifies as Tier 2 capital at the holding company and Tier 1 capital at the Bank

UNAUDITED AVERAGE BALANCE SHEETS, INTEREST AND RATES

(In thousands)

	For the three months ended March 31, 2023			For the three months ended March 31, 2022
	Average Balance	Interest Income/ Expense (3)(4)	Average Yields/ Rate (annualized) (3)(4)	Average Balance	Interest Income/ Expense (3)(4)	Average Yields/ Rate (annualized) (3)(4)
ASSETS:
Interest earning assets:
Loans (1)(2)	$1,599,756	$26,731	6.78%	$1,377,723	$16,685	4.91%
Securities:
Taxable	71,933	518	2.92%	73,413	357	1.97%
Tax-exempt	37,941	334	3.57%	39,545	344	3.53%
Federal funds and interest-bearing deposits	118,670	1,132	3.87%	83,754	34	0.16%
Total interest earning assets	$1,828,300	$28,715	6.37%	$1,574,435	$17,420	4.49%
Other assets	57,371			88,386
Total assets	$1,885,671			$1,662,821
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$83,388	$343	1.67%	$70,403	$65	0.37%
Savings and NOW deposits	51,943	108	0.84%	82,758	37	0.18%
Money market deposit accounts	225,037	1,203	2.17%	267,905	119	0.18%
Time deposits	673,441	4,144	2.50%	456,782	1,431	1.27%
Total interest-bearing deposits	$1,033,809	$5,798	2.27%	$877,848	$1,652	0.76%
Federal funds purchased	2,965	38	5.20%	1	—	—
Subordinated debt	72,306	812	4.55%	43,995	468	4.31%
FHLB borrowings	77,833	906	4.72%	37,167	31	0.34%
Total interest-bearing liabilities	$1,186,913	$7,554	2.58%	$959,011	$2,151	0.91%
Demand deposits and other liabilities	497,155			514,101
Total liabilities	$1,684,068			$1,473,112
Stockholders’ Equity	201,603			189,709
Total Liabilities and Stockholders’ Equity	$1,885,671			$1,662,821
Interest Rate Spread			3.79%			3.58%
Net Interest Income		$21,161			$15,269
Net Interest Margin			4.69%			3.93%

(1)	Includes loans classified as non-accrual
(2)	Total loan interest income includes amortization of deferred loan fees, net of deferred loan costs
(3)	Income and yields for all periods presented are reported on a tax-equivalent basis using the federal statutory rate of 21%
(4)	Refer to Appendix for reconciliation of non-GAAP measures

UNAUDITED SUMMARY FINANCIAL DATA

(Dollars in thousands except per share data)

	At or For the Three Months Ended
	March 31,
	2023	2022
Per share Data and Shares Outstanding
Earnings per common share (basic and diluted)	$1.01	$0.64
Book value per common share	$23.62	$21.12
Tangible book value per common share(2)	$22.22	$20.61
Weighted average common shares (basic and diluted)	7,517,213	7,647,519
Common shares outstanding at end of period	7,524,277	7,648,973
Performance Ratios
Return on average assets (annualized)	1.75%	1.32%
Return on average equity (annualized)	16.40%	11.59%
Return on average common equity (annualized)	17.71%	12.19%
Yield on earning assets (FTE) (2) (annualized)	6.37%	4.49%
Cost of interest bearing liabilities (annualized)	2.58%	0.91%
Net interest spread (FTE)(2)	3.79%	3.58%
Net interest margin (FTE)(2) (annualized)	4.69%	3.93%
Noninterest income as a percentage of average assets (annualized)	0.22%	0.28%
Noninterest expense to average assets (annualized)	2.52%	2.19%
Efficiency ratio(3)	52.97%	54.79%
Asset Quality
Allowance for credit losses (ACL)
Beginning balance, ACL - loans	$14,114	$11,697
Add: recoveries	11	3
Less: charge-offs	—	—
Add: provision for credit losses	415	800
Add: current expected credit losses, nonrecurring adoption	895	—
Ending balance, ACL - loans	$15,435	$12,500

Beginning balance, reserve for unfunded commitment (RUC)	$—	$—
Add: current expected credit losses, nonrecurring adoption	1,310	—
Add: recovery of unfunded commitments	(132)	—
Ending balance, RUC	$1,178	$—
Total allowance for credit losses	$16,613	$12,500

Allowance for loan losses to total gross loans	0.94%	0.87%
Allowance for credit losses to total gross loans	1.01%	0.87%
Allowance for loan losses to non-performing assets	N/A	N/A
Net charge-offs (recoveries) to average gross loans (annualized)	0.00%	0.00%
Concentration Ratios
Commercial real estate loans to total capital (4)	372.12%	370.35%
Construction loans to total capital (5)	140.78%	136.19%
Non-performing Assets
Loans 30-89 days past due to total gross loans	0.00%	0.00%
Loans 90 days past due to total gross loans	0.00%	0.00%
Non-accrual loans to total gross loans	0.00%	0.00%
Other real estate owned	$—	$—
Non-performing assets	$—	$—
Non-performing assets to total assets	0.00%	0.00%
Regulatory Capital Ratios (Bank only) (1)
Total risk-based capital ratio	16.35%	16.44%
Tier 1 risk-based capital ratio	15.49%	15.63%
Leverage ratio	14.69%	14.47%
Common equity tier 1 ratio	15.49%	15.63%
Other information
Closing stock price	$23.49	$24.31
Tangible equity / tangible assets (2)	9.51%	10.52%
Average tangible equity / average tangible assets (2)	10.22%	11.25%
Number of full time equivalent employees	170	141
Number of full service branch offices	6	6

(1)	Regulatory capital ratios as of March 31, 2023 are preliminary
(2)	Refer to Appendix for reconciliation of non-GAAP measures
(3)	Efficiency ratio is calculated as non-interest expense as a percentage of net interest income and non-interest income
(4)	Commercial real estate includes only non-owner occupied and construction loans as a percentage of Bank capital
(5)	Construction loans as a percentage of Bank capital

Unaudited Reconciliation of Certain Non-GAAP Financial Measures

(Dollars In thousands)

	For the three months ended March 31,
	2023	2022
Net interest margin (FTE)
Net interest income (GAAP)	$21,091	$15,197
FTE adjustment on tax-exempt securities	70	72
Net interest income (FTE) (non-GAAP)	21,161	15,269

Average interest earning assets	1,828,300	1,574,435
Net interest margin (GAAP)	4.68%	3.91%
Net interest margin (FTE) (non-GAAP)	4.69%	3.93%

	As of March 31,
	2023	2022
Stockholders equity, adjusted
Total stockholders equity (GAAP)	$204,988	$188,796
Less: preferred stock	(27,263)	(27,263)
Total common stockholders equity (GAAP)	177,725	161,533
Less: intangible assets	10,559	3,906
Tangible common stockholders equity (non-GAAP)	167,166	157,627

Shares outstanding	7,524,277	7,648,973
Tangible book value per common share (non-GAAP)	$22.22	$20.61

	As of March 31,
	2023	2022
Stockholders equity, adjusted
Total stockholders equity (GAAP)	$204,988	$188,796
Less: intangible assets	(10,559)	(3,906)
Total tangible stockholders equity (non-GAAP)	194,429	184,890

	As of March 31,
	2023	2022
Total assets, adjusted
Total assets (GAAP)	$2,055,008	$1,761,748
Less: intangible assets	(10,559)	(3,906)
Total tangible assets (non-GAAP)	2,044,449	1,757,842

	As of March 31,
	2023	2022
Average stockholders equity, adjusted
Total average stockholders equity (GAAP)	$201,603	$189,709
Less: average intangible assets	(9,879)	(2,972)
Total average tangible stockholders equity (non-GAAP)	191,724	186,737

	For the three months ended March 31,
	2023	2022
Average assets, adjusted
Total average average assets (GAAP)	$1,885,671	$1,662,821
Less: average intangible assets	(9,879)	(2,972)
Total average tangible assets (non-GAAP)	1,875,792	1,659,849